UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015

SOFTECH, INC.
(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

650 Suffolk Street, Suite 415, Lowell, MA 01851
(Address of principal executive offices and zip code)

Telephone (978) 513-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreements.

On July 15, 2015, SofTech, Inc. (“SofTech”) entered into an agreement with EssigPR, Inc. (“EssigPR”) a Puerto Rico corporation to amend its existing $300,000 short term debt agreement (the “Short Term Note”) to extend the due date by three months from July 10, 2015 to October 10, 2015. The interest rate on the Short Term Note is 9.5%, payable quarterly in arrears and can be repaid at any time without penalty. EssigPR was awarded 2,500 stock options to purchase SofTech common stock at $1.00 per share as part of this agreement. The stock options will expire on July 15, 2025 if not exercised.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.19	Amendment No. 2 to Term Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: July 21, 2015

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.19	Amendment No. 2 to Term Note